UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2007
U.S. AUTO PARTS NETWORK, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17150 South Margay Avenue, Carson, CA		90746
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(310) 735-0085
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2007, the Board of Directors (the “Board”) of U.S. Auto Parts Network, Inc. (the “Company”), acting pursuant to the authority granted to it in the Company’s Bylaws, increased the size of the Board to nine (9) directors.  Effective October 22, 2007, one of the Company’s Class III directors and the Vice President of Strategic Planning, Richard Pine, resigned from the Board to pursue retirement.  The resignation was not pursuant to any disagreement, and immediately thereafter, the Company appointed the following three new Board members to fill the resulting vacancies on the Board:  (i) Shane Evangelist, the Company’s Chief Executive Officer, will serve as a Class I director; (ii) Josh Berman, the Co-founder and Chief Operating Officer of MySpace.com, will serve as a Class II director; and (iii) Jeffrey Schwartz, the former President and Chief Executive Officer of Autobytel, will serve as a Class III director.  There are no arrangements or understandings pursuant to which the foregoing persons were selected as a director.

As a result of the expansion of the Board, the Board has restructured its Board Committees effective as of October 22, 2007.  The audit committee currently consists of Messrs. Majteles, Phelps, and Schwartz and Ms. Siminoff.  The compensation committee currently consists of Messrs. Majteles and Berman, and Ms. Siminoff.  The nominating and corporate governance committee currently includes Messrs. Phelps and Schwartz, and Ms. Siminoff.

Messrs. Berman and Schwartz are not employees of the Company, and as such, will each be paid a fee of $25,000 per year for their service as a director. Members of the audit committee, the compensation committee, and the nominating and corporate governance committee will each receive an additional $7,500, $5,000 and $2,500, respectively, per year for his or her service on such committee.  In addition, under the Company’s 2007 Omnibus Incentive Plan, Messrs. Berman and Schwartz, as new non-employee directors, were each automatically granted an option to purchase up to 45,000 shares of the Company’s common stock on October 22, 2007, the date of their election to the Board.  In addition, on the date of each annual stockholders meeting after their election to the Board, each non-employee director (including Messrs. Berman, Schwartz, Phelps, Majteles and Ms. Siminoff) who has served as a non-employee member of the Board for at least six months before the date of the stockholder meeting will be granted a stock option to purchase up to 20,000 shares of common stock. All of these options will have an exercise price per share equal to the closing sales price of the registrant’s common stock on the date of grant and will vest over a three year period following the date of grant, subject to the director’s continuing service on the Board. The term of each option granted to a non-employee director is ten years.

In addition to the foregoing, the Company entered into its standard form of officers’ and directors’ indemnification agreement with each of Messrs. Evangelist, Berman, Schwartz and Phelps.

A press release announcing the appointments was issued on October 22, 2007, and is attached as Exhibit No. 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit
   No.
99.1                   Press Release dated October 22, 2007 of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 23, 2007                                     U.S. AUTO PARTS NETWORK, INC.

By:   /s/ Michael J. McClane
Michael J. McClane,
Chief Financial Officer, Executive Vice President of Finance
and Treasurer

EXHIBIT INDEX

Exhibit
   No.
99.1                  Press Release dated October 22, 2007 of the Company.